FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
File No. 333-177891-08

THIS FREE WRITING PROSPECTUS, DATED JULY 17, 2014, MAY BE AMENDED OR

COMPLETED PRIOR TO TIME OF SALE.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-177891) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-866-884-2071 (8 a.m. – 5 p.m. EST) or by emailing rbscmbs@rbs.com.

SUPPLEMENT TO FREE WRITING PROSPECTUS AND
STRUCTURAL AND COLLATERAL TERM SHEET, EACH DATED JULY 11, 2014

$1,422,653,723

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$1,190,487,000

(Approximate Aggregate Principal Balance of Offered Certificates)

WFRBS Commercial Mortgage Trust 2014-C21
as Issuing Entity

RBS Commercial Funding Inc.
as Depositor

Wells Fargo Bank, National Association
The Royal Bank of Scotland
Liberty Island Group I LLC
C-III Commercial Mortgage LLC
Basis Real Estate Capital II, LLC
NCB, FSB
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates,
Series 2014-C21

July 17, 2014

RBS Co-Lead Manager and Co-Bookrunner		WELLS FARGO SECURITIES Co-Lead Manager and Co-Bookrunner

Citigroup Co-Manager

WFRBS Commercial Mortgage Trust 2014-C21 Commercial Mortgage Pass Through Certificates, Series 2014-C21

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued that differ from the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the offered certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

RBS is a trade name for the investment banking business of RBSSI. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates. Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates. RBSSI is a member of SIPC, FINRA and the NYSE.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to WFS, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Institutional Securities, LLC a member of FINRA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WFRBS Commercial Mortgage Trust 2014-C21 Commercial Mortgage Pass Through Certificates, Series 2014-C21

WFRBS COMMERCIAL MORTGAGE TRUST 2014-C21
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2014-C21

______________

This free writing prospectus dated July 17, 2014 (this “Supplement”) clarifies, updates or adds the following information as it relates to the free writing prospectus dated July 11, 2014 (the “Free Writing Prospectus”) and the Structural and Collateral Term Sheet dated July 11, 2014 (the “Term Sheet”). Terms used in this Supplement and not otherwise defined herein have the meanings assigned to them in the Free Writing Prospectus and the Term Sheet.

STRUCTURAL UPDATE

1.                Class A-SB, Class A-SBFL and Class A-SBFX Certificates.

The Initial Principal Balance of the Class A-SB Certificates will be reduced to $49,455,000. A new class of certificates, the Class A-SBFL Certificates, with an initial principal balance of $49,000,000 and the Class A-SBFX Certificates, with an initial principal balance of $0, will be privately offered pursuant to a private placement memorandum. The Class A-SBFL and Class A-SBFX Certificates will receive payments and be allocated losses in respect of the Class A-SBFX Regular Interest on a pari passu basis as described below. The receipt of payments and allocation of losses with respect to the Class A-SB Certificates and the Class A-SBFX Regular Interests will be on a pari passu basis as set forth below.

Distributions of interest among the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-C, X-D and X-E Certificates and the Class A-SBFX Regular Interest will generally be made on a pro rata basis in accordance with their respective interest entitlements.

Distributions to the Holders of the Class A-SB Certificates and the Holders of the Class A-SBFX Regular Interest (and, therefore, to the Class A-SBFL Certificates and the Class A-SBFX Certificates) pursuant to the first bullet point of the second paragraph under the heading “Description of the Offered Certificates—Distributions—Principal Distributions” in the Free Writing Prospectus will be made in an aggregate amount equal to the lesser of—

(1)    the Principal Distribution Amount for that distribution date, and

(2)    the sum of (a) the excess of (i) the Certificate Principal Balance of the Class A-SB Certificates immediately prior to that distribution date over (ii) the Class A-SB Planned Principal Balance for that distribution date and (b) the excess of (i) the Certificate Principal Balance of the Class A-SBFX Regular Interest immediately prior to that distribution date over (ii) the Class A-SBFX Planned Principal Balance for that distribution date.

The amounts described under the foregoing sub-clauses (2)(a) and (2)(b) will be distributed to the Class A-SB Certificates and the Class A-SBFX Regular Interest (and, therefore, to the Class A-SBFL Certificates and the Class A-SBFX Certificates) pro rata in accordance with their respective entitlements as set forth on the Class A-SB Planned Principal Balance Schedule attached as Attachment A hereto and the Class A-SBFX Regular Interest Planned Principal Balance Schedule attached as Attachment B hereto.

Other distributions of principal and distributions in respect of loss reimbursement amounts that were previously allocated to the Class A-SB Certificates in the Free Writing Prospectus will be allocated to the Class A-SB Certificates and the Class A-SBFX Regular Interest on a pro rata basis in accordance with the Class A-SB Planned Principal Balance Schedule attached as Attachment A hereto and the Class A-SBFX Regular Interest Planned Principal Balance Schedule attached as Attachment B hereto. Such distributions allocated to the Class A-SBFX Regular Interest will in turn will each be allocated between the Class A-SBFX and Class A-SBFL Certificates on a pro rata basis in accordance with their respective principal balances.

Any reduction of the principal balances of the Class A 1, A 2, A 3, A 4, A 5 and A-SB Certificates and the Class A-SBFX Regular Interest (and, therefore, the Class A-SBFX and Class A-SBFL Certificates) in connection with Realized Losses and Additional Trust Fund Expenses will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

After giving effect to the addition of the Class A-SBFL Certificates, the Class A-SBFX Certificates and the Class X-E Certificates (as described below), the trust will issue twenty-three (23) classes of commercial mortgage

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WFRBS Commercial Mortgage Trust 2014-C21 Commercial Mortgage Pass Through Certificates, Series 2014-C21

pass-through certificates, and the aggregate certificate principal balance of Certificates offered by the Free Writing Prospectus is now $1,190,487,000.

In addition, the Class A-SBFL and Class A-SBFX Certificates will be subject to a swap transaction with Wells Fargo Bank, National Association as the Swap Counterparty. Wells Fargo Bank, National Association is an affiliate of one of the underwriters and is also one of the mortgage loan sellers, one of the originators, one of the sponsors and a master servicer and the certificate administrator.

2.                Class X-D and Class X-E Certificates.

The notional amount of the Class X-D certificates will be reduced to $26,675,000. A new class of certificates, the Class X-E certificates, with an initial notional amount of $53,349,723 will be privately offered.

The notional amount of the Class X-D Certificates will be equal to the certificate principal balance of the Class F Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.

The notional amount of the Class X-E Certificates will be equal to the certificate principal balance of the Class G Certificates outstanding from time to time. The Class X-E Certificates will not be entitled to distributions of principal.

The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the pass-through rate on the Class G Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

Distributions of interest will be distributed among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates and the Class A-SBFX Regular Interest on a pro rata basis in accordance with their respective interest entitlements.

References in the Free Writing Prospectus to Class X-D should be deemed to refer to Class X-D and/or Class X-E, as applicable, in accordance with their respective interest entitlements and notional characteristics.

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WFRBS Commercial Mortgage Trust 2014-C21 Commercial Mortgage Pass Through Certificates, Series 2014-C21

3.                Revised Issue Characteristics.

Class	Approximate Initial Principal Balance or Notional Amount(1)	Approx. Initial Credit Support	Approximate Initial Pass-Through Rate(2)	Pass-Through Rate Description	Weighted Average Life (Years)(3)	Expected Principal Window(3)	Expected Ratings (DBRS/Moody’s/ Morningstar)(4)
Offered Certificates
A-1	$65,991,000	30.000%(19)%		(5)	2.67	9/14 – 6/19	AAA(sf) / Aaa(sf) / AAA
A-2	$109,139,000	30.000%(19)%		(5)	4.87	6/19 – 7/19	AAA(sf) / Aaa(sf) / AAA
A-3	$48,253,000	30.000%(19)%		(5)	6.83	4/21 – 8/21	AAA(sf) / Aaa(sf) / AAA
A-4	$330,000,000	30.000%(19)%		(5)	9.80	1/24 – 6/24	AAA(sf) / Aaa(sf) / AAA
A-5	$344,019,000	30.000%(19)%		(5)	9.91	6/24 – 7/24	AAA(sf) / Aaa(sf) / AAA
A-SB	$49,455,000	30.000%(19)%		(5)	7.23	7/19 – 1/24	AAA(sf) / Aaa(sf) / AAA
A-S(6)	$92,473,000(7)	23.500%	%	(5)	9.93	7/24 – 7/24	AAA(sf) / Aaa(sf) / AAA
B(6)	$97,807,000(7)	16.625%	%	(5)	9.93	7/24 – 7/24	AA(low)(sf) / Aa3(sf) / AA-
C(6)	$53,350,000(7)	12.875%(19)%		(5)	9.93	7/24 – 7/24	A(low)(sf) / A3(sf) / A-
PEX(6)	$243,630,000(7)	12.875%(19)%		(5)	9.93	7/24 – 7/24	A(low)(sf) / A1(sf) / A-
X-A	$1,088,330,000(8)	N/A	%	Variable(9)	N/A	N/A	AAA(sf) / Aaa(sf) / AAA
X-B	$234,737,000(10)	N/A	%	Variable(11)	N/A	N/A	AAA(sf) / NR / AAA
Non-Offered Certificates
X-C	$19,562,000(12)	N/A	%	Variable(13)	N/A	N/A	AAA(sf) / NR / AAA
X-D	$26,675,000(14)	N/A	%	Variable(15)	N/A	N/A	AAA(sf) / NR / AAA
X-E	$53,349,723(16)	N/A	%	Variable(17)	N/A	N/A	AAA(sf) / NR / AAA
A-SBFL	$49,000,000(18)	30.000%(19)	LIBOR +[]%(20)	Floating	7.23	7/19 – 1/24	AAA(sf) / Aaa(sf) / AAA
A-SBFX	$0(18)	30.000%(19)%		(5)	7.23	7/19 – 1/24	AAA(sf) / Aaa(sf) / AAA
D	$83,580,000	7.000%	%	(5)	9.93	7/24 – 7/24	BBB(low)(sf) / NR / BBB-
E	$19,562,000	5.625%	%	(5)	9.99	7/24 – 8/24	BB(sf) / NR / BB
F	$26,675,000	3.750%	%	(5)	10.01	8/24 – 8/24	B(sf) / NR / B
G	$53,349,723	0.000%	%	(5)	10.01	8/24 – 8/24	NR / NR / NR
V(21)	N/A	N/A	N/A	N/A	N/A	N/A	NR / NR / NR
R(22)	N/A	N/A	N/A	N/A	N/A	N/A	NR / NR / NR

(footnotes to table on cover and table set forth above)

(1)	The certificate principal balances and notional amounts set forth in the table are approximate. The actual initial certificate principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the free writing prospectus.
(2)	Approximate per annum rate as of the closing date.
(3)	Calculated based on a 0% CPR and the structuring assumptions described in Annex D to the free writing prospectus.
(4)	The expected ratings presented are those of DBRS, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC, which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the free writing prospectus and “Ratings” in the attached prospectus. To the extent described in the free writing prospectus, the ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the class X-A and class X-B certificates, the ultimate distribution of principal due on that class on or before the date set forth in the table on the cover as the “Rated Final Distribution Date”. See “Ratings” in the free writing prospectus and “Ratings” in the attached prospectus.
(5)	The pass-through rates for the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class D, class E, class F and class G certificates and the class A-SBFX, class A-S, class B and class C regular interests, in each case, will be one of the following: (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to rates calculated on a 30/360 basis. The class PEX certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the class A-S, class B and class C regular interests represented by the class PEX certificates. The pass-through rates on the class A-S, class B and class C certificates will at all times be the same as the pass-through rates of the class A-S, class B and class C regular interests.
(6)	The class A-S, class B and class C certificates may be exchanged for class PEX certificates, and class PEX certificates may be exchanged for the class A-S, class B and class C certificates, in each case, only in the manner described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in the free writing prospectus.
(7)	On the closing date, the issuing entity will issue the class A-S, class B and class C regular interests, which will have outstanding principal balances on the closing date of $92,473,000, $97,807,000 and $53,350,000, respectively. The class A-S, class B, class C and class PEX certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such regular interests. Each class of the class A-S, class B, class C and class PEX certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the class A-S, class B and/or class C regular interests. Following any exchange of class A-S, class B and class C certificates

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WFRBS Commercial Mortgage Trust 2014-C21 Commercial Mortgage Pass Through Certificates, Series 2014-C21

for class PEX certificates or any exchange of class PEX certificates for class A-S, class B and class C certificates, the percentage interest of the outstanding principal balances of the class A-S, class B and class C regular interests that is represented by the class A-S, class B, class C and class PEX certificates will be increased or decreased accordingly. The initial certificate principal balance of each class of the class A-S, class B and class C certificates shown in the table above represents the maximum certificate principal balance of such class without giving effect to any issuance of class PEX certificates. Such maximum certificate principal balance of each of the class A-S, class B and class C certificates is approximate and may be as much as 5% larger or smaller than the amount shown in the table above as a result of rounding in connection with any issuance of class PEX certificates on the closing date. The initial certificate principal balance of the class PEX certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal balances of the class A-S, class B and class C certificates, representing the maximum certificate principal balance of the class PEX certificates that could be issued in an exchange. The certificate principal balances of the class A-S, class B and class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the class PEX certificates issued on the closing date.

(8)	The class X-A certificates are notional amount certificates. The notional amount of the class X-A certificates will be equal to the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-SBFX and class A-S regular interests outstanding from time to time. The class X-A certificates will not entitle their holders to distributions of principal.
(9)	The pass-through rate for the class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-SBFX and class A-S regular interests for the related distribution date, weighted on the basis of their respective aggregate certificate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to rates calculated on a 30/360 basis.
(10)	The class X-B certificates are notional amount certificates. The notional amount of the class X-B certificates will be equal to the aggregate certificate principal balance of the class D certificates and the class B and class C regular interests outstanding from time to time. The class X-B certificates will not entitle their holders to distributions of principal.
(11)	The pass-through rate for the class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the class D certificates and the class B and class C regular interests for the related distribution date, weighted on the basis of their respective aggregate certificate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to rates calculated on a 30/360 basis.
(12)	The class X-C certificates are notional amount certificates. The notional amount of the class X-C certificates will be equal to the certificate principal balance of the class E certificates outstanding from time to time. The class X-C certificates will not entitle their holders to distributions of principal.
(13)	The pass-through rate for the class X-C certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the class E certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to rates calculated on a 30/360 basis.
(14)	The class X-D certificates are notional amount certificates. The notional amount of the class X-D certificates will be equal to the certificate principal balance of the class F certificates outstanding from time to time. The class X-D certificates will not entitle their holders to distributions of principal.
(15)	The pass-through rate for the class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to rates calculated on a 30/360 basis.
(16)	The class X-E certificates are notional amount certificates. The notional amount of the class X-E certificates will be equal to the certificate principal balance of the class G certificates outstanding from time to time. The class X-E certificates will not entitle their holders to distributions of principal.
(17)	The pass-through rate for the class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the class G certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to rates calculated on a 30/360 basis.
(18)	The principal balance of the class A-SBFL certificates (and, therefore, the class A-SBFX certificates) may be adjusted from time to time as a result of the exchange of all or a portion of the class A-SBFL certificates for class A-SBFX certificates as described in “Exchange of Class A-SBFL Certificates” in this Supplement. The principal balance of the class A-SBFX Certificates will initially be $0. The aggregate principal balance of the class A-SBFL and A-SBFX certificates will at all times equal the principal balance of the class A-SBFX regular interest, which will initially be equal to $49,000,000.
(19)	The approximate initial credit support with respect to the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-SBFX and class A-SBFL certificates represents the approximate credit enhancement for the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and the class A-SBFX regular interest in the aggregate. The approximate initial credit support with respect to the class C and class PEX certificates represents the approximate credit support for the class C regular interest, which will have an initial outstanding principal balance on the closing date of $53,350,000.
(20)	The pass-through rate for the Class A-SBFL certificates will be a per annum rate equal to LIBOR plus %; provided, however, that under certain circumstances, the pass-through rate on the Class A-SBFL certificates may convert to the pass-through rate applicable to the Class A-SBFX regular interest. The initial LIBOR rate will be determined two LIBOR Business Days prior to the Closing Date, and subsequent LIBOR rates for the Class A-SBFL certificates will be determined two LIBOR Business Days before the start of the related interest accrual period.
(21)	The class V certificates will not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date. The class V certificates will only be entitled to distributions of excess interest accrued on each mortgage loan with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the free writing prospectus.
(22)	The class R certificates will not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date. The class R certificates represent the residual interest in each REMIC as further described in the free writing prospectus. The class R certificates will not entitle their holders to distributions of principal or interest.

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WFRBS Commercial Mortgage Trust 2014-C21 Commercial Mortgage Pass Through Certificates, Series 2014-C21

4.                Class A-SB Planned Principal Balance Schedule and Class A-SBFX Regular Interest Planned Principal Balance Schedule.

The Class A-SB Planned Principal Balance Schedule attached as Annex H to the Free Writing Prospectus is deleted in its entirety and replaced with the Class A-SB Planned Principal Balance Schedule attached to this Supplement as Attachment A. In addition the Class A-SBFX Regular Interest Planned Principal Balance Schedule attached to this Supplement as Attachment B is hereby attached as Annex G to the Free Writing Prospectus.

5.                Decrement Tables.

The table set forth below show, with respect to the Class A-1 Certificates, the weighted average life of that Class, and the percentage of the initial aggregate principal balance of that Class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Structuring Assumptions. Such table replaces the corresponding table in the Free Writing Prospectus relating to the Class A-1 Certificates in its entirety.

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-1 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 2015	84%	84%	84%	84%	84%
August 2016	65%	65%	65%	65%	65%
August 2017	45%	45%	45%	45%	45%
August 2018	20%	20%	20%	20%	20%
August 2019 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	2.67	2.67	2.66	2.66	2.66

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WFRBS Commercial Mortgage Trust 2014-C21 Commercial Mortgage Pass Through Certificates, Series 2014-C21

Collateral Updates

1.	The “Major Tenants” table and section labeled “Lockbox and Cash Management.” with respect to the Queens Atrium Mortgage Loan in the Free Writing Prospectus and the Term Sheet are deleted in their entirety and replaced with the following to reflect that 149,543 square feet of the space leased to NYC School of Construction Authority was assigned to the NYC Board of Education and the 122,320 square foot NYC Board of Education space is not captured under the definition of Sweep Tenant:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody's /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
NYC School Construction Authority	AA/Aa2/AA	423,450(2)	41.0%	$20.35(3)	$8,618,462(3)	35.7%	Various(3)(4)
NYC Department of Design & Construction	AA/Aa2/AA	231,819	22.5%	$28.80(5)	$6,677,115(5)	27.6%	1/31/2029(6)
The City University of New York	AA/Aa2/AA	192,051	18.6%	$25.84	$4,962,703	20.5%	4/30/2020
NYC Board of Education	AA/Aa2/AA	122,320	11.8%	$18.41	$2,251,660	9.3%	2/18/2019
NYC Department of Transportation	AA/Aa2/AA	49,669	4.8%	$27.50	$1,365,902	5.7%	MTM(7)
Total Major Tenants		1,019,309	98.7%	$23.42	$23,875,842	98.8%

Non-Major Tenants		13,093	1.3%	$22.31	$292,061	1.2%

Occupied Collateral Total		1,032,402	100.0%	$23.41	$24,167,903	100.0%

Vacant Space		0	0.0%

Collateral Total		1,032,402	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant NRSF for NYC School Construction Authority includes 149,543 square feet (14.5% of the NRSF and 11.3% of Annual U/W Base Rent) that was assigned to NYC Board of Education. This space has an Annual U/W Base Rent of $18.24 PSF and a lease expiration date of April 30, 2020.
(3)	Includes two suites: 149,543 square feet (14.5% of the NRSF and 11.3% of Annual U/W Base Rent) with an Annual U/W Base Rent of $18.24 PSF and a lease expiration date of April 30, 2020 (assigned to NYC Board of Education); and 273,907 square feet (26.5% of NRSF and 24.4% of Annual U/W Base Rent) with an Annual U/W Base Rent of $21.51 PSF and a lease expiration date of September 30, 2021. The Annual U/W Base Rent and Annual U/W Base Rent PSF for the 149,543 square foot space reflects a $2.00 PSF contractual rent bump on May 1, 2019.
(4)	NYC School Construction Authority has the ongoing right to surrender up to 51,790 square feet (but not less than 18,000 square feet) of its leased space with 180 days’ notice commencing September 1, 2016. NYC School Construction Authority also has the right to surrender 5,599 square feet of its leased space at any time with 30 days’ notice. Both of the aforementioned reduction options apply to NYC School Construction Authority’s 273,907 square foot space.
(5)	The Annual U/W Base Rent PSF and Annual U/W Base Rent for NYC Department of Design & Construction represent the tenant's average rent over the loan term. The tenant's current in-place rent is $26.99 PSF. NYC Department of Design & Construction is not currently in occupancy or paying rent on their 21,628 square foot (2.1% of NRSF) expansion space. After taking possession and occupancy of the space, the tenant will have a six month rent abatement period, for which an escrow of $289,088 was collected at closing.
(6)	NYC Department of Design & Construction has the option to surrender up to 20,000 square feet of its leased space with 12 months' notice on January 31, 2019 or January 31, 2024 only.
(7)	NYC Department of Transportation's lease expired on April 4, 2014 and they are occupying the space on a month-to-month basis as a lease renewal is being negotiated with the borrower.

Lockbox and Cash Management. The Queens Atrium Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Funds are then swept to a cash management account controlled by the lender and prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds after application in accordance with the loan documents are distributed to the borrower's operating account. During a Cash Trap Event Period, all excess cash flow is retained in the cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net operating income debt yield falling below 7.5% at the end of any calendar quarter; or (iii) (a) either The City University of New York or NYC School Construction Authority (including the space assigned to NYC Board of Education; see “Major Tenants” table) (collectively the “Sweep Tenants”) terminating its lease; (b) either Sweep Tenant's lease being terminated, cancelled or no longer in full force and effect; or (c) either of the Sweep Tenants failing to provide notice of lease renewal prior to the notice date in the lease or 12 months prior to lease expiration, whichever is later. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the net operating income debt yield being equal to or greater than 7.5% for two consecutive calendar quarters; or with regard to clause (iii), upon the borrower signing a lease with a replacement tenant for

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WFRBS Commercial Mortgage Trust 2014-C21 Commercial Mortgage Pass Through Certificates, Series 2014-C21

the applicable space with such tenant paying full unabated rent and all related tenant improvements and allowances having been completed and paid in full.

In addition, the borrower has the right to cure a Cash Trap Event Period caused solely in connection with clause (ii) by posting cash or a letter of credit in an amount, which, if applied to reduce the outstanding principal balance of the Queens Atrium Loan Combination when combined with amounts on deposit in the cash management and reserve accounts, would result in a net operating income debt yield of at least 7.5%.

In the event the Cash Trap Event Period is caused solely in connection with clause (iii), the borrower's obligation to make tenant deposits will be limited to $15.00 per square foot of net rentable square feet for each applicable Sweep Tenant.

2.	At origination, the Mortgaged Property identified on Annex A to the Free Writing Prospectus as “Oak Court Mall” was owned by an affiliate of Simon Property Group. Such Mortgaged Property has since been transferred to Washington Prime Group Inc. in accordance with the Mortgage Loan documents, and accordingly all references to the identity of the Sponsor of the Oak Court Mall Mortgage Loan should be deemed to be references to Washington Prime Group Inc.. For the avoidance of doubt, the Oak Court Mall Mortgage Loan and the Montgomery Mall Mortgage Loan are no longer Related Borrower Loans.
3.	The Mortgaged Property identified on Annex A to the Free Writing Prospectus as “University Center South” is being removed from the Mortgage Pool due to damage to the related Mortgaged Property resulting from Tropical Depression Arthur in early July 2014. One hundred twenty-one (121) Mortgage Loans with an Aggregate Cut-off Date Principal Balance of $1,422,653,723 remain in the Mortgage Pool, and the updated Weighted Average Remaining Amortization Term is 350 months.

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WFRBS Commercial Mortgage Trust 2014-C21 Commercial Mortgage Pass Through Certificates, Series 2014-C21

ATTACHMENT A

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
Initial Balance	$49,455,000.00	December 2019	$45,148,998.84
September 2014	$49,455,000.00	January 2020	$44,304,601.57
October 2014	$49,455,000.00	February 2020	$43,456,775.68
November 2014	$49,455,000.00	March 2020	$42,469,651.19
December 2014	$49,455,000.00	April 2020	$41,614,375.58
January 2015	$49,455,000.00	May 2020	$40,687,940.30
February 2015	$49,455,000.00	June 2020	$39,825,430.36
March 2015	$49,455,000.00	July 2020	$38,891,965.58
April 2015	$49,455,000.00	August 2020	$38,022,163.15
May 2015	$49,455,000.00	September 2020	$37,148,828.55
June 2015	$49,455,000.00	October 2020	$36,204,845.59
July 2015	$49,455,000.00	November 2020	$35,324,131.51
August 2015	$49,455,000.00	December 2020	$34,372,978.01
September 2015	$49,455,000.00	January 2021	$33,484,825.14
October 2015	$49,455,000.00	February 2021	$32,593,065.29
November 2015	$49,455,000.00	March 2021	$31,498,168.76
December 2015	$49,455,000.00	April 2021	$30,598,342.47
January 2016	$49,455,000.00	May 2021	$29,649,476.75
February 2016	$49,455,000.00	June 2021	$28,761,599.96
March 2016	$49,455,000.00	July 2021	$27,805,516.92
April 2016	$49,455,000.00	August 2021	$26,928,497.38
May 2016	$49,455,000.00	September 2021	$26,053,331.69
June 2016	$49,455,000.00	October 2021	$25,112,117.28
July 2016	$49,455,000.00	November 2021	$24,229,572.08
August 2016	$49,455,000.00	December 2021	$23,281,187.06
September 2016	$49,455,000.00	January 2022	$22,391,202.98
October 2016	$49,455,000.00	February 2022	$21,497,602.53
November 2016	$49,455,000.00	March 2022	$20,414,683.85
December 2016	$49,455,000.00	April 2022	$19,513,054.15
January 2017	$49,455,000.00	May 2022	$18,546,124.95
February 2017	$49,455,000.00	June 2022	$17,636,902.92
March 2017	$49,455,000.00	July 2022	$16,662,596.33
April 2017	$49,455,000.00	August 2022	$15,745,720.89
May 2017	$49,455,000.00	September 2022	$14,825,119.41
June 2017	$49,455,000.00	October 2022	$13,839,755.51
July 2017	$49,455,000.00	November 2022	$12,911,409.09
August 2017	$49,455,000.00	December 2022	$11,918,519.54
September 2017	$49,455,000.00	January 2023	$10,982,365.89
October 2017	$49,455,000.00	February 2023	$10,042,407.56
November 2017	$49,455,000.00	March 2023	$8,917,446.43
December 2017	$49,455,000.00	April 2023	$7,969,098.25
January 2018	$49,455,000.00	May 2023	$6,956,773.19
February 2018	$49,455,000.00	June 2023	$6,000,456.91
March 2018	$49,455,000.00	July 2023	$4,980,389.33
April 2018	$49,455,000.00	August 2023	$4,016,040.85
May 2018	$49,455,000.00	September 2023	$3,047,772.66
June 2018	$49,455,000.00	October 2023	$2,016,091.51
July 2018	$49,455,000.00	November 2023	$1,039,694.97
August 2018	$49,455,000.00	December 2023	$115.59
September 2018	$49,455,000.00	January 2024 and
October 2018	$49,455,000.00	thereafter	$0.00
November 2018	$49,455,000.00
December 2018	$49,455,000.00
January 2019	$49,455,000.00
February 2019	$49,455,000.00
March 2019	$49,455,000.00
April 2019	$49,455,000.00
May 2019	$49,455,000.00
June 2019	$49,455,000.00
July 2019	$49,454,613.75
August 2019	$48,627,697.24
September 2019	$47,797,423.35
October 2019	$46,895,281.89
November 2019	$46,057,974.57

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WFRBS Commercial Mortgage Trust 2014-C21 Commercial Mortgage Pass Through Certificates, Series 2014-C21

ATTACHMENT B

Class A-SBFX Regular Interest Planned Principal Balance Schedule

Distribution Date	Balance	Distribution Date	Balance
Initial Balance	$49,000,000.00	October 2019	$46,463,832.02
September 2014	$49,000,000.00	November 2019	$45,634,228.17
October 2014	$49,000,000.00	December 2019	$44,733,615.26
November 2014	$49,000,000.00	January 2020	$43,896,986.69
December 2014	$49,000,000.00	February 2020	$43,056,961.04
January 2015	$49,000,000.00	March 2020	$42,078,918.37
February 2015	$49,000,000.00	April 2020	$41,231,511.54
March 2015	$49,000,000.00	May 2020	$40,313,599.74
April 2015	$49,000,000.00	June 2020	$39,459,025.13
May 2015	$49,000,000.00	July 2020	$38,534,148.48
June 2015	$49,000,000.00	August 2020	$37,672,348.49
July 2015	$49,000,000.00	September 2020	$36,807,048.81
August 2015	$49,000,000.00	October 2020	$35,871,750.76
September 2015	$49,000,000.00	November 2020	$34,999,139.50
October 2015	$49,000,000.00	December 2020	$34,056,736.88
November 2015	$49,000,000.00	January 2021	$33,176,755.27
December 2015	$49,000,000.00	February 2021	$32,293,199.87
January 2016	$49,000,000.00	March 2021	$31,208,376.70
February 2016	$49,000,000.00	April 2021	$30,316,829.06
March 2016	$49,000,000.00	May 2021	$29,376,693.17
April 2016	$49,000,000.00	June 2021	$28,496,985.09
May 2016	$49,000,000.00	July 2021	$27,549,698.29
June 2016	$49,000,000.00	August 2021	$26,680,747.58
July 2016	$49,000,000.00	September 2021	$25,813,633.67
August 2016	$49,000,000.00	October 2021	$24,881,078.70
September 2016	$49,000,000.00	November 2021	$24,006,653.15
October 2016	$49,000,000.00	December 2021	$23,066,993.54
November 2016	$49,000,000.00	January 2022	$22,185,197.57
December 2016	$49,000,000.00	February 2022	$21,299,818.50
January 2017	$49,000,000.00	March 2022	$20,226,862.97
February 2017	$49,000,000.00	April 2022	$19,333,528.53
March 2017	$49,000,000.00	May 2022	$18,375,495.36
April 2017	$49,000,000.00	June 2022	$17,474,638.43
May 2017	$49,000,000.00	July 2022	$16,509,295.73
June 2017	$49,000,000.00	August 2022	$15,600,855.81
July 2017	$49,000,000.00	September 2022	$14,688,724.11
August 2017	$49,000,000.00	October 2022	$13,712,425.85
September 2017	$49,000,000.00	November 2022	$12,792,620.48
October 2017	$49,000,000.00	December 2022	$11,808,865.78
November 2017	$49,000,000.00	January 2023	$10,881,325.02
December 2017	$49,000,000.00	February 2023	$9,950,014.56
January 2018	$49,000,000.00	March 2023	$8,835,403.40
February 2018	$49,000,000.00	April 2023	$7,895,780.30
March 2018	$49,000,000.00	May 2023	$6,892,768.91
April 2018	$49,000,000.00	June 2023	$5,945,251.01
May 2018	$49,000,000.00	July 2023	$4,934,568.33
June 2018	$49,000,000.00	August 2023	$3,979,092.14
July 2018	$49,000,000.00	September 2023	$3,019,732.28
August 2018	$49,000,000.00	October 2023	$1,997,542.90
September 2018	$49,000,000.00	November 2023	$1,030,129.48
October 2018	$49,000,000.00	December 2023	$114.52
November 2018	$49,000,000.00	January 2024 and
December 2018	$49,000,000.00	thereafter	$0.00
January 2019	$49,000,000.00
February 2019	$49,000,000.00
March 2019	$49,000,000.00
April 2019	$49,000,000.00
May 2019	$49,000,000.00
June 2019	$49,000,000.00
July 2019	$48,999,617.30
August 2019	$48,180,308.66
September 2019	$47,357,673.52

11